Exhibit 99.1

     Pivotal Self Service Technologies Closes Acquisition of Phantom Fiber

Toronto - (Business Wire) - July 7, 2004 - Pivotal Self-Service Technologies Inc. (OTCBB: PVSS) is pleased to announce that the Company has completed the acquisition of Phantom Fiber Corporation.

Effective July 7, 2004, the current directors being John Simmonds and Brian Usher-Jones resigned and were replaced by Jeffrey Halloran, Gordon Fowler, Stephen Gesner and Graham Simmonds. John Simmonds, Gary Hokkanen and Carrie Weiler, the Company's CEO, CFO and Secretary, respectively have resigned and are replaced by Jeffrey Halloran as CEO and Vince Bulbrook as CFO and Secretary. The Company over the next few days will complete a change in name from Pivotal Self Service Technologies Inc. to Phantom Fiber Corporation and will change its trading symbol. Further details on the trading symbol will be communicated when available. In the interim the Company will continue to trade under "PVSS".

Jeff Halloran, President and CEO for Phantom Fiber stated, "This is an exciting day at Phantom Fiber. With the acquisition now complete, we can continue executing on our aggressive strategy to extend our solutions to new markets, to forge new partnerships and further develop the Phantom Fiber brand within our industry. With an expanded sales and development team, we can effectively meet our objectives and the expectations of clients and shareholders."

John Simmonds, former Chairman and CEO of Pivotal commented, "This completes the transition to Phantom Fiber. I look forward to seeing the result of the seeds we have planted".

As a leading provider of secure wireless technology and mobile solutions, Phantom Fiber has launched an innovative wireless software framework that empowers enterprises to efficiently deploy commercial and productivity applications with high performance functionality onto java-enabled phones, smartphones and PDA phones across many communication platforms. Phantom Fiber delivers robust and secure, client / server applications, which are able to generate real revenue models and measurable returns. With solutions built for e-commerce, finance, field service, health and entertainment, the technology extends at anytime from anywhere to the hands of a mobile user. For more details on the company, technology and products, please visit www.phantomfiber.com.

This release includes projections of future results and "forward-looking statements" as that term is defined in Sections 27A of the Securities Act of 1933 as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934 as amended (the "Exchange Act"). All statements that are included in this release, other than statements of historical fact, are forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the expectations are disclosed in this release, including, without limitation, in conjunction with those forward-looking statements contained in this release.

About Phantom Fiber Corporation
Phantom Fiber Corporation is the market leader in wireless technology and mobile solutions that empowers any application requiring high performance functionality on today's mobile devices and wireless data communication networks. Phantom Fiber's success is due to its unique ability to deliver a rich client experience without compromising on performance or security. Phantom Fiber extends the enterprise reach anytime, anywhere, on any device. For more information, please visit www.phantomfiber.com.

About Pivotal Self-Service Technologies Inc.
Pivotal Self-Service Technologies Inc., through its operating division Pivotec, is a distributor and sales representative of high quality electronic products. Pivotec is also preparing to launch the distribution of various license-based products. Pivotal through its wholly owned subsidiary Prime Battery Products Ltd. has an exclusive agreement for the distribution of the Konnoc brand of batteries and flashlights throughout North America.


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Contact:
Redwood Consultants LLC
Jens Dalsgaard
Managing Director
415-884-0348
Email:JNSD@aol.com
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or
Phantom Fiber Corporation
Jeff Halloran
President & CEO
416-703-4007
jeff@phantomfiber.com
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http://www.phantomfiber.com
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